UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 2, 2009

MONTANA MINING CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-29321 (Commission File Number)	87-0643635 (IRS Employer Identification Number)

Ruairidh Campbell, Chief Executive Officer

1403 East 900 South, Salt Lake City, Utah 84105
(Address of principal executive offices)

(801) 582-9609
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 20, 2008 Montana Mining Corp. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Produced Water Solutions, Inc. (“PWS”), and the shareholders of PWS (the “Shareholders”) to acquire PWS as a wholly owned subsidiary. PWS is a private company based in Calgary, Alberta with a proprietary process to convert high volumes of oil and gas produced water into potable water using a unit that can be easily transported from well to well and utilized onsite.

Effective February 2, 2009, the Agreement was materially amended as follows:

•	the share exchange of Company shares for PWS shares has been increased to eight million (8,000,000) from six million (6,000,000);

•	the closing date for the share exchange has been extended to on or before July 17, 2009 from on or before March 13, 2009; and

•	the number of shares offered by the Company as a finder’s fee has been increased to eight hundred thousand (800,000) from six hundred thousand (600,000).

ITEM 9.01     Financial Statements and Exhibits

(c)      The following exhibits are filed herewith:

Exhibit No.     Description

10     Amendment to the Share Exchange Agreement between the Company and PWS dated February 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Montana Mining Corp.

By: /s/ Ruairidh Campbell      March 3, 2009

Name: Ruairidh Campbell

Title: Chief Executive Officer